Exhibit 10.3

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is dated as of the 30th day of April, 2009, and is made by and among EMCORE Corporation, a New Jersey corporation (“Borrower”), Bank of America, N.A. (“Lender”), and the other Obligors party to that certain Loan and Security Agreement dated September 26, 2008 (as amended, modified, supplemented or restated from time to time, the “Agreement”).  Borrower, Lender and such other Obligors now desire to amend the Agreement as provided herein, subject to the conditions set forth herein.  Capitalized terms used in this Amendment and not otherwise defined herein have the meanings given to such terms in the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, such other Obligors and Lender agree as follows:

1. Obligors acknowledge that Events of Default have occurred under the Agreement by reason of Obligors’ failure, as of March 31, 2009, to cause Borrower and its Subsidiaries to (a) maintain the minimum EBITDA required by Section 14(b) of the Agreement, and (b) maintain the Fixed Charge Coverage Ratio required by Section 14(a) of the Agreement (the “Specific Events of Default”).  Obligors further acknowledge that as a result of such Specific Events of Default, Lender has the right to immediately exercise all rights and remedies available under the Agreement, related documents and applicable law, including but not limited to the right to cease making loans and advances to Borrower, the right to demand and collect all of Obligors’ outstanding Liabilities, and the right to exercise its remedies with respect to the Collateral securing such Liabilities.

2. The Specific Events of Default are hereby waived by Lender.  The foregoing waiver does not constitute a waiver of any other Event of Default now existing or hereafter arising, whether known or unknown by Lender.  In addition, Lender’s waiver does not represent any amendment of any provision of the Agreement.  The Agreement, as modified by this Amendment, remains in full force and effect, and Lender expects Obligors to comply with all of its provisions.

3. Clause (x) of the definition of “Eligible Account” contained in Section 1 of the Agreement is amended to read in its entirety as follows:

“(x)           the Account Debtor (A) is located within the United States of America, or (B) is located outside the United States, subject to such conditions (including conditions requiring that Accounts payable by any such Account Debtor be supported by insurance or a letter of credit) and limitations (including limitations relating to the creditworthiness of any such Account Debtor and the country in which any such Account Debtor is located) as Lender may apply in its Permitted Discretion; provided that if the Account is payable in a foreign currency, then for purposes of computing availability under this Agreement, the net amount of such Account shall be converted to U.S. Dollars based on the rate of exchange of said currency then being quoted by Lender;”

4. Subsection 2(a)(ii) of the Agreement is amended to read in its entirety as follows:

“(ii)           [Reserved.]”

5. The proviso following subsection 2(a)(iii) of the Agreement is amended to read in its entirety as follows:

“provided that the Revolving Loan Limit shall in no event exceed Fourteen Million and No/100 Dollars ($14,000,000) (the “Maximum Revolving Loan Limit”); and provided further that (A) in no event shall advances against the Eligible Accounts described in clause (x), subclause (B) of the definition thereof exceed Ten Million and No/100 Dollars ($10,000,000) in the aggregate at any time, and (B) in no event shall advances against Eligible Accounts described in clause (viii) of the definition thereof exceed Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) in the aggregate at any time.”

6. Subsection 4(a)(i) of the Agreement is amended to read in its entirety as follows:

“(i)           With respect to Prime Rate Loans, a rate per annum equal to the Prime Rate in effect from time to time plus five percent (5.00%), payable on the first Business Day of each month in arrears.  Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.”

7. Clause (i) of Subsection 9(c) of the Agreement is amended to read in its entirety as follows:

“(i) no later than thirty (30) days after the end of each calendar month, copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income of Borrower and its Subsidiaries on an unconsolidated basis, and, commencing with respect to the calendar month ending June 30, 2009, balance sheets and statements of income of Borrower and its Subsidiaries on a consolidated basis, in each case certified by the Chief Financial Officer of Borrower;”

8. Subsection 12(m) of the Agreement is amended to read in its entirety as follows:

“(m)                      [Reserved.]”

9. A new subsection (o) is added to Section 12 of the Agreement, to read in its entirety as follows:

“(o)           Until such time as Borrower and the other Obligors have generated positive cash flows from operations on a consolidated basis for a period of two (2) consecutive fiscal quarters, Borrower shall continue to retain the Keystone Group or such other consultant as may be acceptable to Lender in its sole discretion as a management consultant.”

10. Subsection 14(b) of the Agreement is amended to read in its entirety as follows:

“No Obligor shall permit the Consolidated EBITDA of Borrower and its Subsidiaries to be less than the amount set forth below for the corresponding period set forth below:

        Period                                                                                         Minimum EBITDA

Three months ended June 30, 2009                                      ($  8,640,000)

Six months ended September 30, 2009                                  ($14,649,000)

Nine months ended December 31, 2009                                   ($12,333,000)

Fiscal quarter ended March 31, 2010, and each fiscal quarter end thereafter                     $  5,000,000”

11. Borrower agrees to pay an amendment fee to Lender associated with this Amendment in the amount of $50,000. Borrower shall pay all expenses, including attorney fees, which Lender incurs in connection with the preparation of this Amendment and any related documents.  All such fees and expenses maybe charged against Borrower’s loan account.

12. To induce Lender to enter into this Amendment, Obligors make the following representations and warranties:

(a) Each recital, representation and warranty contained in this Amendment, in the Agreement as amended by this Amendment and in the Other Agreements, is true and correct as of the date of this Amendment and does not omit to state a material fact required to make such recital, representation or warranty not misleading; and

(b) Except for the Specific Events of Default, no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default has occurred and is continuing under the Agreement or any of the Other Agreements.

13. Each Obligor waives any and all defense, claims, counterclaims and offsets against Lender which may have arisen or accrued through the date of this Amendment.  Each Obligor acknowledges that Lender and its employees, officers, agents and attorneys have made no representations or promises except as specifically reflected in this Amendment and in the written agreements which have been previously executed.

14. Each Obligor represents and warrants to Lender that this Amendment has been approved by all necessary corporate action, and the individual signing below represents and warrants that he or she is fully authorized to do so.

15. This Amendment shall not become effective until this Amendment and the Guarantors’ Acknowledgement attached hereto have been fully executed by all parties hereto or thereto and delivered to Lender.

16. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated by this Amendment, the Agreement and all Exhibits thereto are ratified and confirmed by Obligors and Lender and remain in full force and effect in accordance with their terms.

17. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same agreement.  This Amendment may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

EMCORE CORPORATION

/s/ Keith J Kosco

By:           Keith J. Kosco, Esq.
Title:        Chief Legal Officer and Secretary

EMCORE IRB COMPANY, LLC

/s/ Keith J Kosco

By:           Keith J. Kosco, Esq.
Title:        Chief Legal Officer and Secretary

OPTICOMM CORP.

/s/ Keith J Kosco

By:           Keith J. Kosco, Esq.
Title:        Chief Legal Officer and Secretary

EMCORE SOLAR POWER, INC.

/s/ Keith J Kosco

By:           Keith J. Kosco, Esq.
Title:        Chief Legal Officer and Secretary

BANK OF AMERICA, N.A.

/s/ Joseph G. Fudacz

By:          Joseph G. Fudacz
Title:       Portfolio Manager
        Senior Vice President
        Business Finance

GUARANTORS’ ACKNOWLEDGMENT

The undersigned guarantors acknowledge that Bank of America, N.A. (“Lender”) has no obligation to provide them with notice of, or to obtain their consent to, the terms of the foregoing Third Amendment to Loan and Security Agreement (the “Amendment”).  The undersigned guarantors nevertheless:  (i) acknowledge and agree to the terms and conditions of the Amendment; (ii) acknowledge that their guaranties remain fully valid, binding, and enforceable; and (iii) waive any and all defenses, claims, counterclaims, and offsets which they may have against Lender through the date of the Amendment.

EMCORE IRB COMPANY, LLC

/s/ Keith J Kosco

By:           Keith J. Kosco, Esq.
Title:        Chief Legal Officer and Secretary

OPTICOMM CORP.

/s/ Keith J Kosco

By:           Keith J. Kosco, Esq.
Title:        Chief Legal Officer and Secretary

EMCORE SOLAR POWER, INC.

/s/ Keith J Kosco

By:           Keith J. Kosco, Esq.
Title:        Chief Legal Officer and Secretary